Exhibit 99.1
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AGREEMENT OF SALE AND PURCHASE

BETWEEN

LANTANA NORTH HINES DEVELOPMENT, LLC,
a Delaware limited liability company,

as Seller

AND

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership,

as Purchaser

pertaining to

Lantana Center
(2900 and 3000 West Olympic Boulevard, Santa Monica, California)

EXECUTED EFFECTIVE AS OF

November 2, 2004

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this "Agreement") is entered into and effective for all purposes as of November 2, 2004 (the "Effective Date"), by and between LANTANA NORTH HINES DEVELOPMENT, LLC, a Delaware limited liability company ("Seller"), and MAGUIRE PROPERTIES, L.P., a Maryland limited partnership ("Purchaser").

In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

"Affiliate" means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

"Additional Deposit" has the meaning ascribed to such term in Section 4.1.

"Agreement" has the meaning ascribed to such term in the opening paragraph.

"Authorities" means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.

"Broker" has the meaning ascribed to such term in Section 11.1.

"Business Day" means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.

"Certificate as to Foreign Status" has the meaning ascribed to such term in Section 10.3(e).

"Certifying Party" has the meaning ascribed to such term in Section 4.5.

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"Closing" means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

"Closing Date" means the date on which the Closing occurs, which date will be December 1, 2004, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing; provided, however, that if on or before November 16, 2004 Purchaser delivers to Title Company the Additional Deposit under this Agreement and the “Additional Deposit” under the Lantana South Agreement (as provided in Section 4.1 of each agreement), then Purchaser shall have the right to change the Closing Date to December 16, 2004 by providing written notice to Seller on or before November 24, 2004 ("Closing Date Extension Notice") of Seller’s election to extend the Closing Date to December 16, 2004. Purchaser shall have no right to extend the Closing Date under this Agreement unless Purchaser concurrently extends the Closing Date under the Lantana South Agreement to the same date in accordance with the terms of such agreement.

"Closing Statement" has the meaning ascribed to such term in Section 10.4(a).

"Closing Surviving Obligations" means the covenants, rights, liabilities and obligations set forth in Sections 3.2(a), 3.2(b) (subject to Section 16.1), 4.9, 5.2(c), 5.2(d), 5.3, 5.5, 5.6, 8.1 (subject to Section 16.1), 8.2, 10.4 (subject to the limitations therein), 10.7, 11.1, 13.3, 16.1, 17.2, 17.15 and 17.17.

"Closing Time" has the meaning ascribed to such term in Section 10.4(a).

"Code" has the meaning ascribed to such term in Section 4.9.

"Deed" has the meaning ascribed to such term in Section 10.3(a).

"Deposit Time" means such time on or before the Closing Date as necessary to permit the Closing to occur and Seller to receive a wire transfer of the Purchase Price proceeds no later than 10:00 a.m. Pacific Time on the Closing Date in accordance with the provisions of Section 3.3 below.

"Development Agreement" means the Development Agreement between the City of Santa Monica and Seller for Lantana East dated October 28, 2004.

"Documents" has the meaning ascribed to such term in Section 5.2(a).

"Earnest Money Deposit" has the meaning ascribed to such term in Section 4.1.

"Effective Date" has the meaning ascribed to such term in the opening paragraph of this Agreement.

"Environmental Laws" means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any

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portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, and as same have been amended, modified or supplemented from time to time prior to and are in effect as of the date of this Agreement, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), comparable state and local laws, and any and all rules and regulations which are in effect as of the date of this Agreement under any and all of the aforementioned laws.

"Escrow Instructions" has the meaning ascribed to such term in Section 4.2.

"Existing Survey" has the meaning ascribed to such term in Section 6.1.

"General Conveyance" has the meaning ascribed to such term in Section 10.2(b).

"Governmental Regulations" means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.

"Hazardous Substances" means all (a) asbestos, radon gas, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls of 50 ppm or greater, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, waste, petroleum products or byproducts, asbestos, PCBs, phosphates, lead or other heavy metals, chlorine, or radon gas, (c) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in any Environmental Law, including, without limitation CERCLA, RCRA, the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Hazardous Substances Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such Laws have been amended and/or supplemented from time to time prior to the date of this Agreement, and any and all rules and regulations promulgated under any of the above, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws, in effect as of or prior to the date of this Agreement or as the same may be amended or supplemented after the date of this Agreement.

"Improvements" means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.

"Initial Deposit" has the meaning ascribed to such term in Section 4.1.

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"Inspection and Confidentiality Agreement" means that certain Inspection and Confidentiality Agreement dated October 18, 2004 between Seller and Purchaser.

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"Lantana South" has the meaning ascribed to such term in Section 2.3.

"Lantana South Agreement" has the meaning ascribed to such term in Section 2.3.

"Lantana South Property" has the meaning ascribed to such term in Section 2.3.

"Leasing Costs" has the meaning ascribed to such term in Section 10.4(e).

"Licensee Parties" has the meaning ascribed to such term in Section 5.1(a).

"Licenses and Permits" means, collectively, all of Seller's right, title and interest, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps (including without limitation, the tentative parcel map referred to as the “Parcel Map” in the Development Agreement) and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

"Major Tenants" has the meaning ascribed to such term in Section 7.2.

"MTA Right-of-Way Lease" means the Lease Agreement (File: REXP000497) between Los Angeles County Metropolitan Transportation Authority ("MTA") and Seller dated June 1, 1999 as amended by First Amendment to Lease Agreement dated October 25, 2001, and Second Amendment to Lease Agreement dated February 12, 2003.

"MTA Right-of-Way License" means the License Agreement (File: REXP016045) between the MTA and Seller.

"New Tenant Costs" has the meaning ascribed to such term in Section 10.4(e).

"Official Records" means the Official Records of Los Angeles County, California.

"Operating Expense Recoveries" has the meaning ascribed to such term in Section 10.4(c).

"Other Party" has the meaning ascribed to such term in Section 4.5.

"Permitted Exceptions" has the meaning ascribed to such term in Section 6.2(a).

"Permitted Outside Parties" has the meaning ascribed to such term in Section 5.2(b).

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"Personal Property" means all of Seller's right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership, maintenance or operation of the Improvements and described on Exhibit A attached hereto. The Personal Property shall not include the furniture, fixtures, office equipment, artwork and other tangible property of Seller or its Affiliates located in the project management office.

"Property" has the meaning ascribed to such term in Section 2.1.

"Proration Items" has the meaning ascribed to such term in Section 10.4(a).

"Purchase Price" has the meaning ascribed to such term in Section 3.1.

"Purchaser" has the meaning ascribed to such term in the opening paragraph of this Agreement.

"Purchaser's Information" has the meaning ascribed to such term in Section 5.2(c).

"RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.

"Real Property" means those certain parcels of or interests in real property located at 2900 and 3000 West Olympic Boulevard, Santa Monica, California, as more particularly described on Exhibit B attached hereto and made a part hereof, together with all of Seller's right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller's right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights, entitlements and water rights appurtenant to such real property.

"Records and Plans" means, collectively: (i) all books and records (but excluding accounting software), including but not limited to property operating statements, specifically relating to the Improvements; (ii) all structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Real Property or the Improvements; and (iii) all final plans, specifications and drawings of the Improvements or any portion thereof. The terms "Records and Plans" shall not include (1) any document or correspondence which would be subject to the attorney- client privilege; (2) any document or item which Seller is contractually or otherwise legally bound to an unrelated third party to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller's Affiliates relating to Seller's valuation of the Property; (5) appraisals of the Property whether prepared internally by Seller or Seller's Affiliates or externally; (6)[omitted]; (7) any documents or items which are not in Seller's possession and control, and (8) any materials projecting or relating to the future performance of the Property.

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"Rentals" has the meaning ascribed to such term in Section 10.4(b), and some may be "Delinquent" in accordance with the meaning ascribed to such term in Section 10.4(b).

"Rent Roll" has the meaning ascribed to such term in Section 5.2(a).

"Reporting Person" has the meaning ascribed to such term in Section 4.9(a).

"Seller" has the meaning ascribed to such term in the opening paragraph of this Agreement.

"Service Contracts" means all of Seller's right, title and interest in all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit C attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(f), except that any management agreement, other than the existing management agreement with Hummingbird, will be terminated at Closing and is excluded from such term.

"Significant Portion" means damage by fire or other casualty to the Real Property and the Improvements (or a portion thereof), and/or to the real property and improvements on the Lantana South Property (or a portion thereof) requiring repair costs in the aggregate in excess of Two Million Dollars ($2,000,000.00), as such repair costs are reasonably estimated by Seller’s insurance carrier.

"Tenant Deposits" means all security deposits, paid or deposited by the Tenants to Seller, as landlord, or any other person on Seller's behalf pursuant to the Tenant Leases (including letters of credit posted as security for a Tenant’s performance under its lease), which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants).

"Tenant Leases" means the following pertaining to the Improvements: (i) any and all written leases, rental agreements, occupancy agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) entered into on or prior to the Effective Date, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements entered into after the Effective Date and prior to the Closing Date and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date and prior to the Closing Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(e) to the extent such approval is required under Section 7.1(e). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.

"Tenant Notice Letters" has the meaning ascribed to such term in Section 10.7.

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"Tenants" means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.

"Termination Surviving Obligations" means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.6, 11.1, 12.1, 13.3, 17.2, 17.15 and Article XIII.

"Title Company" means Chicago Title Company, Attn: Maggie Watson , Phone: (213) 488-4337.

"Title Policy" has the meaning ascribed to such term in Section 6.2(a).

"Title Report" has the meaning ascribed to such term in Section 6.2(a).

"To Seller's Knowledge" means the present actual (as opposed to constructive or imputed) knowledge solely of Bill Parkinson, property manager, David Jordon, project manager, and Douglas Holte, project officer, without any independent investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).

Section 1.2    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words "herein," "hereof," "hereinafter" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

ARTICLE II

AGREEMENT OF PURCHASE AND SALE

Section 2.1    Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the "Property"):

(a)    the Real Property;

(b)    the Improvements;

(c)    the Personal Property;

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(d)    all of Seller's right, title and interest as lessor in and to the Tenant Leases and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits;

(e)    all of Seller's right, title and interest, if any, in, to and under the Service Contracts and the Licenses and Permits, in each case to the extent assignable;

(f)    all of Seller's right, title and interest, to the extent assignable or transferable, in and to all trade names, trademarks, logos and service marks (in each case, if any) utilized solely by Seller in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Seller, its Affiliates, the property manager and Tenants);

(g)    all of Seller’s right, title and interest in and to the Development Agreement; and

(h)    all of Seller’s right, title and interest in and to the MTA Right-of-Way Lease and the MTA Right-of-Way License.

Section 2.2    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

Section 2.3    Concurrent Purchase and Sale with the Lantana South Property. Concurrent herewith Seller’s affiliate, Lantana South Hines Development, LLC (“Lantana South ”), and Purchaser have entered into an Agreement of Sale and Purchase dated of even date herewith (the “Lantana South Agreement”) concerning the sale to and purchase by Purchaser of real property located at 3003 and 3131 Exposition Boulevard [2900 and 3000 West Olympic Boulevard] and situated adjacent to the Real Property described in this Agreement and associated property (the “Lantana South Property”). The Closing under this Agreement shall be conditioned upon the concurrent closing of Purchaser’s acquisition of the Lantana South Property under the Lantana South Agreement. In the event that either party under the Lantana South Agreement elects to terminate the Lantana South Agreement prior to the closing under the Lantana South Agreement, then this Agreement shall also automatically and concurrently terminate. If a pre-closing termination of this Agreement occurs as a result of a default by Lantana South under the Lantana South Agreement, then Purchaser’s rights and remedies in connection with the termination of this Agreement shall be as set forth in Section 13.1 of this Agreement as if Seller had defaulted under this Agreement. If the Closing under this Agreement does not occur due to a default by Lantana South under the Lantana South Agreement, then any exercise by Purchaser of the right of specific performance under Section 13.1 of this Agreement shall be conditioned upon the concurrent exercise of the right of specific performance by Purchaser or its Affiliate under the Lantana South Agreement, or the acquisition of the Lantana South Property under the Lantana South Agreement, whether pursuant to specific performance or otherwise. If a pre-closing termination of the Lantana South Agreement occurs as a result of a default by Purchaser under the Lantana South Agreement, then the concurrent termination of this Agreement shall be deemed to be as a result of a default by Purchaser under this Agreement and

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Seller’s rights and remedies as a result of such termination shall be as set forth in Section 13.2 of this Agreement. If a pre-closing termination of the Lantana South Agreement occurs due to the failure of a condition precedent to the closing under the Lantana South Agreement that does not constitute a default under the Lantana South Agreement or occurs due to the exercise by a party of another non-default termination right set forth in the Lantana South Agreement, then in connection with the concurrent termination of this Agreement (i) Purchaser shall be entitled to return of the Earnest Money Deposit, and (ii) neither party shall have any further obligation or liability to the other, except for those obligations and liabilities that expressly survive the termination of this Agreement. No termination of this Agreement due to a termination of the Lantana South Agreement shall alter or modify the terms or provisions of this Agreement that expressly survive the termination of this Agreement. Notwithstanding the foregoing terms and provisions of this Section 2.2, Seller shall have no liability for any breach, default, obligation or liability of Lantana South under the Lantana South Agreement.

ARTICLE III

CONSIDERATION

Section 3.1    Purchase Price. The purchase price for the Property (the "Purchase Price") will be One Hundred Five Million One Hundred Ninety One Thousand Two Hundred Ninety Two and No/100 Dollars ($105,191,292.00) in lawful currency of the United States of America, payable as provided in Section 3.3.

Section 3.2    Assumption of Obligations.

(a)    As additional consideration for the purchase and sale of the Property, effective as of Closing, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property Purchaser shall have: (1) assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Seller, Seller's predecessor in title and Seller's Affiliates pursuant to the Tenant Leases, Service Contracts, Development Agreement, MTA Right-of-Way Lease and MTA Right-of-Way License assigned to Purchaser and which are to be performed subsequent to the Closing Date, (ii) all obligations of Seller under the Tenant Leases, Service Contracts and Development Agreement assigned to Purchaser and relating to the physical or environmental condition of the Property, regardless of whether such obligations arise before or after the Closing Date, and (iii) the Leasing Costs for which Purchaser is responsible under Section 10.4(e) below; and (2) assumed and agreed to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller or any of its Affiliates resulting from, arising out of or in any way related to the Licenses and Permits and arising or accruing on or after the Closing Date, but, with respect to this clause (2), without limiting the obligation of Seller under paragraph (d) of the General Conveyance to use its commercially reasonable efforts to obtain any consent required for the assignment to Purchaser at Closing of Seller’s right, title and interest in and to the Licenses and Permits. Purchaser hereby indemnifies, defends, and holds Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by Seller and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 3.2(a). The provisions of this Section 3.2(a) shall fully survive the closing without limitation.

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The provisions of this Section 3.2(a) and Section 3.2(b) below shall not limit the Purchaser’s rights under Section 7.2 and 7.3 with respect to the approval of estoppel certificates.

(b)    Effective as of Closing, Seller will be deemed to have, and by virtue of closing the sale of the Property Seller shall have, agreed to indemnify and hold Purchaser (and its Affiliate that acquires title to the Property at the Closing under this Agreement) harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by Purchaser (or such Affiliate) by reason of or arising out of any failure by Seller to perform its obligations under the Service Contracts, Tenant Leases, Development Agreement, MTA Right-of-Way Lease and MTA Right-of-Way License assigned to Purchaser (or to such Affiliate) to the extent the same arose prior to the Closing Date, other than (1) any obligations relating to the physical or environmental conditions of the Property, and (2) any Leasing Costs expressly assumed by Purchaser as provided in Section 3.2(a) above; provided, however, that Seller's obligations under this subsection (b) shall not apply to any claims which (i) are based on any matter which is identified in this Agreement (including the Schedules and Exhibits hereto) as an exception or qualification to any representation or warranty of Seller set forth herein, or in any estoppel certificate delivered to Purchaser at or prior to the Closing pursuant to this Agreement by any Tenant or the City of Santa Monica, (ii) are based on any matter constituting a breach of Seller's representations and warranties that is deemed waived by Purchaser pursuant to the terms of this Agreement or (iii) are based on a liability which was taken into account as a Closing adjustment pursuant to Section 10.4. The provisions of this Section 3.2(b) are subject in all events to the provisions of Section 16.1 below and shall survive Closing only to the extent provided in such Section 16.1.

Section 3.3    Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 10:00 a.m. Pacific Time on the Closing Date: (a) Purchaser will cause the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement; and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.

ARTICLE IV

EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS

Section 4.1    The Earnest Money Deposit. Within one (1) Business Day after the full execution and delivery of this Agreement, Purchaser shall deposit with the Title Company, in good funds immediately collectible by the Title Company, the sum of Three

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Million Eight Hundred Forty Four Thousand Seven Hundred Eleven and No/100 Dollars ($3,844,711.00) (the "Initial Deposit"), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. If Purchaser does not elect to consummate the Closing on or before November 16, 2004 by a notice to Seller given on or before November 14, 2004, then Purchaser shall by the close of business on November 16, 2004 deposit with the Title Company, in good funds immediately collectible by the Title Company, the sum of Three Million Eight Hundred Forty Four Thousand Seven Hundred Eleven and No/100 Dollars ($3,844,711.00) (the "Additional Deposit"). If Purchaser fails to either consummate the Closing or deposit the Additional Deposit with Title Company on or before November 16, 2004, then Purchaser shall be in default of this Agreement, and the terms and provisions of Section 13.2 shall be applicable. The Initial Deposit and Additional Deposit (plus all interest earned thereon) shall be the "Earnest Money Deposit" for purposes of this Agreement.

Section 4.2    Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the "Escrow Instructions"). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.

Section 4.3    Purchase Price and Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company's escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2 below, and (c) Seller will deliver in escrow to the Title Company the documents required to be delivered by Seller to Escrow under Section 10.3 below.

Section 4.4    Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.5 (or if such a notice has been previously received, provided that the Title Company has received from such party a withdrawal of such notice), when Purchaser and Seller have delivered the documents required by Section 4.3, the Title Company will:

(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.9;

(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;

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(c)    Disburse to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, comprised of the Purchase Price as adjusted in accordance with the provisions of this Agreement;

(d)    Deliver the Deed to Purchaser by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;

(e)    Issue to Purchaser the Title Policy required by Section 6.2(a) of this Agreement;

(f)    Deliver to Seller, in addition to Seller's Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and

(g)    Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.

Section 4.5    Termination Notices. If at any time the Title Company receives a certificate of either Seller or Purchaser (for purposes of this Section 4.5, the "Certifying Party") stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.5, the "Other Party") prior to or contemporaneously with the giving of such certificate to the Title Company, then, unless the Title Company has then previously received, or receives within three (3) Business Days after receipt of the Certifying Party's certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing three (3) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within three (3) Business Days following the Title Company's receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.6.

Section 4.6    Indemnification of Title Company. If this Agreement or any matter relating hereto becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally, will hold Title Company free and harmless from any loss or expense, including reasonable attorneys' fees, that may be suffered by it by reason thereof other than as a result of Title Company's gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the

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court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.

Section 4.7    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.

Section 4.8    Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank reasonably acceptable to Seller, Purchaser and Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.

Section 4.9    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.9, the "Code"), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)    The Title Company (for purposes of this Section 4.9, the "Reporting Person"), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.

(b)    Seller and Purchaser each hereby agree:

(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(ii)    to provide to the Reporting Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

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(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

(d)    The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit B.

ARTICLE V

INSPECTION OF PROPERTY

Section 5.1    Entry and Inspection.

(a)    Purchaser expressly acknowledges and confirms that, prior to the execution and delivery of this Agreement, Purchaser and Seller executed and delivered the Inspection Agreement pursuant to which Purchaser and its agents, representatives, contractors and consultants have inspected and investigated the Property and conducted such tests, evaluations and assessments of the Property as Purchaser deemed necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser's acquisition of the Property and the consummation of the transaction contemplated by this Agreement. From and after the Effective Date, but subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the "Licensee Parties") the right to enter upon the Real Property at all reasonable times during normal business hours to perform additional inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants or service providers unless interviews and communications are coordinated through Seller and Seller shall have the right to participate in any such communications. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property at least 24 hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made and/or the Tenants and service providers with whom any Licensee Party will communicate. At Seller's option, Seller may be present for any such entry, inspection and communication with any Tenants or service providers. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller's specific prior written consent, which consent may be withheld, delayed or conditioned in Seller's sole and absolute discretion; provided, however, that prior to giving any such approval, Seller shall be provided with a written sampling plan in reasonable detail in order to allow Seller a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken. If Purchaser or any Licensee Party takes any sample from the Real Property in connection with any testing, Purchaser shall, upon the request of Seller, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing.

(b)    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith

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reasonable purpose in connection with this transaction contemplated by this Agreement (so long such communications can be conducted without disclosing that a sale of the Property is contemplated); provided, however, Purchaser shall provide Seller at least 24 hours prior written notice of Purchaser's intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.

Section 5.2    Document Review.

(a)    Purchaser expressly acknowledges and confirms that, prior to the execution and delivery of this Agreement, Purchaser and its authorized agents or representatives have reviewed, inspected, examined, analyzed, verified and photocopied, or had the opportunity to review, inspect, examine, analyze, verify and photocopy, at either the office of Seller, Seller's property manager or at the Real Property, the following relative to the Property to the extent in Seller's possession or control (collectively, the "Documents"): (i) Phase I Environmental Site Assessment dated June 21, 2004 prepared by ACC Environmental Consultants, and other environmental reports and documents that have been made available to Purchaser for its review; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the year preceding the Effective Date; (iii) the most current rent roll prepared by Seller, which rent roll is dated November 1, 2004 (the "Rent Roll"); (iv) operating statements for the Property covering 2002, 2003 and partial year 2004; (v) copies of the Tenant Leases, the Service Contracts, the Licenses and Permits, the Records and Plans, Development Agreement, MTA Right-of-Way Lease and MTA Right-of-Way License; and (vi) a current inventory of the Personal Property.

(b)    Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Subject only to the provisions of Article XII, Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser's organization other than its attorneys, partners, accountants, lenders or investors (collectively, for purposes of this Section 5.2(b), the "Permitted Outside Parties"). Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the feasibility of Purchaser's acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2 and Article XII. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.

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(c)    At Seller’s request, Purchaser will return to Seller all copies Purchaser has made of the Documents and all copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser, before or after the execution of this Agreement, in connection with Purchaser's inspection of the Property, excluding (i) any proprietary documents or information (such as internally prepared valuations, projections or budgets or other analyses of the Property) and (ii) attorney-client communications or other information which Purchaser is contractually or otherwise legally bound to maintain in confidence (collectively, "Purchaser's Information") not later than ten (10) Business Days following the time this Agreement is terminated for any reason; provided, however, that Purchaser makes no representation or warranty as to the accuracy or completeness of Purchaser’s Information and Seller shall not have any right to rely on or to use the same.

(d)    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller's ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1 below, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller's Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.

(e)    Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser's obligations pursuant to this Section 5.2.

Section 5.3    Entry and Inspection Obligations.

(a)    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not: unreasonably disturb the Tenants or unreasonably interfere with their use of the Property pursuant to their respective Tenant Leases; unreasonably interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser's rights under this Article V; communicate with the Tenants or service providers without Seller's prior written consent as provided in this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII. Purchaser will: (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in terms (including contractual indemnity coverage with respect to the indemnity in Section 5.3(b)) and amounts satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests and examinations done with regard to the Property; and (iii) promptly restore the Property

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to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs. Nothing contained in this Section 5.3 shall be deemed or construed as Seller's consent to any further physical testing or sampling with respect to the Property after the date hereof.

(b)    Purchaser hereby indemnifies, defends and holds Seller and its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys' fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3.

(c)    Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser's obligations pursuant to this Section 5.3.

Section 5.4    No Right of Termination. Purchaser acknowledges and agrees that the right to enter and inspect and examine the Property and communicate with Tenants pursuant to Article V has been given to Purchaser solely as an accommodation to Purchaser in connection with Purchaser's contemplated ownership and operation of the Property following the Closing. Prior to the execution and delivery of this Agreement, Purchaser has already conducted such inspections, examinations, tests, evaluations and assessments of the Property as Purchaser deemed necessary, appropriate and prudent and Purchaser shall have no right to terminate this Agreement based upon the results of any inspections, examinations, tests, evaluations or assessments conducted after the date hereof.

Section 5.5    Sale "As Is". THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE SPECIFIC MATTERS REPRESENTED IN SECTION 8.1 HEREOF (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE

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PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, OR (h) THE STATUS OF ANY ENTITLEMENTS FOR THE DEVELOPMENT OF FUTURE IMPROVEMENTS ON THE REAL PROPERTY, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1 OF THIS AGREEMENT (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property. Prior to the date hereof, Purchaser has conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deemed necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller in Section 8.1 hereof as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser's inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, "AS IS, WHERE IS," with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the "AS IS, WHERE IS" nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser's counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that

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Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.

______RIG____

Purchaser Initials

Section 5.6    Purchaser's Release of Seller.

(a)    Seller Released From Liability. Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller and Seller's Affiliates from any and all liability, responsibility and claims arising out of or related to the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller's representation under Section 8.1(j) hereof (as limited by Section 16.1 of this Agreement). Without limiting the foregoing and without limiting Section 8.1(j), Purchaser specifically releases Seller and Seller's Affiliates (but not any predecessors of Seller, as owners of all or any part of the Property, that are not Seller’s Affiliates) from any claims Purchaser may have against Seller and/or Seller's Affiliates now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.

California Civil Code Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

By initialing this section, Purchaser acknowledges that it has read, is familiar with, and waives the provisions of California Civil Code Section 1542 set forth above, and agrees to all of the provisions of this Section 5.6(a).

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Purchaser Initials

(b)    Purchaser's Waiver of Objections. Purchaser acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had the

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opportunity to conduct such investigations and studies on and of said Property and adjacent areas as it deems necessary, and subject only to Seller's responsibility for any breach of the warranty and representation contained in Section 8.1(j) of this Agreement (as limited by Section 16.1 of this Agreement), Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.

(c)    Assumption of Risk. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.

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Purchaser Initials

(d)    Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.

ARTICLE VI

TITLE AND SURVEY MATTERS

Section 6.1    Survey. Prior to the execution and delivery of this Agreement, Seller has delivered to Purchaser a copy of that certain certified ALTA land survey of the Real Property, dated June 30, 2004 prepared by Lanco Engineering (the "Existing Survey"). Seller shall have no obligation to obtain any modification, update, or recertification of the Existing Survey, but Purchaser has the right to engage Lanco Engineering or another surveying firm to update the Existing Survey as required by the Title Company or by Purchaser in connection with its acquisition of the Property.

Section 6.2    Title Report.

(a)    Prior to the execution and delivery hereof, Purchaser has caused the Title Company to furnish to Purchaser a preliminary title report dated as of October 12, 2004 (the "Title Report") concerning the Real Property and Improvements. As a condition to the Closing, Title Company shall issue (or commit to issue) to Purchaser an owner's policy of title insurance (the "Title Policy") in the amount of the Purchase Price on the ALTA Owner Policy of Title Insurance with extended coverage, 1970 Standard Form insuring Purchaser's fee simple title to the Real Property to be good and indefeasible, subject to the terms of such policy and the Permitted Exceptions. Subject to Section 6.2(b), all matters shown on the Existing Survey and exceptions listed in the Title Report are conclusively deemed to be acceptable to Purchaser. The

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term "Permitted Exceptions" means taxes and assessments for the year of Closing and for any other year if not yet due and payable as of Closing and all matters either shown on the Existing Survey or listed in the Title Report. The Title Policy may be delivered after Closing if at the Closing the Title Company irrevocably commits to Purchaser or its Affiliate that acquires the Property to issue the Title Policy consistent with this Section 6.2(a) promptly after the Closing Date.

(b)    Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated to cure exceptions to title to the Real Property and Improvements relating to (i) liens and security interests securing any loan to Seller or its Affiliates, and (ii) any other liens or security interests to secure monetary obligations, other than liens for ad valorem taxes and assessments.

(c)    If there are any new title exceptions affecting the Property that arise after the Effective Date but prior to the Closing Date which are not Permitted Exceptions (a “New Title Exception”), then Purchaser shall within five (5) Business Days after Purchaser is informed of such New Title Exception, notify Seller of its approval or disapproval of such New Title Exception (a “New Title Exception Notice”). If Purchaser approves the New Title Exception or fails to notify Seller of its disapproval of the New Title Exception within such five (5) business day period, then such New Title Exception shall be considered a Permitted Exception. If Purchaser timely disapproves any such New Title Exception, Seller shall have three (3) business days following receipt of the New Title Exception Notice to notify Purchaser in writing (“Seller’s Response Notice”) whether the removal of such New Title Exception from the Title Policy or the issuance of an endorsement reasonably acceptable to Purchaser with respect to such New Title Exception (a “Title Cure”) shall be a condition to the Closing for the benefit of Purchaser. If Seller agrees to make a Title Cure a condition to the Closing for Purchaser’s benefit, then Seller shall use its commercially reasonable efforts to effectuate the Title Cure on or before the Closing, and shall have the right to extend the Closing Date for up to fifteen (15) days to effectuate the Title Cure. If Seller is unable to effectuate the Title Cure by the Closing Date (as extended, if applicable), then Purchaser shall either waive the Title Cure and proceed with the Closing (in which case the New Title Exception shall be a Permitted Exception), or shall terminate the Agreement as a result of a failure of a condition to the Closing for Purchaser’s benefit (in which case Purchaser shall be entitled to a return of the Earnest Money Deposit and the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations). If in Seller’s Response Notice Seller does not agree to make a Title Cure a condition precedent to the Closing (or if Seller fails to deliver Seller’s Response Notice), then within three (3) business days after the date of Seller’s Response Notice (or within three (3) business days after the required date for the delivery of Seller’s Response Notice if Seller does not deliver Seller’s Response Notice), Purchaser shall either terminate the Agreement by written notice to Seller and Title Company (in which case Purchaser shall be entitled to the return of the Earnest Money Deposit and the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations) or waive its objection to the New Title Matter (in which case such New Title Matter shall be considered a Permitted Exception).

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ARTICLE VII
INTERIM OPERATING COVENANTS, ESTOPPELS AND CONSENTS

Section 7.1    Interim Operating Covenants. Seller covenants to Purchaser that Seller will:

(a)    Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article IX of this Agreement.

(b)    Maintain Insurance. From the Effective Date until Closing, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.

(c)    Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.

(d)    Comply with Governmental Regulations. From the Effective Date until Closing, not take any action that Seller knows would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.

(e)    Leases. From the Effective Date until Closing, not enter into any new lease of more than 5,000 square feet or any amendments, expansions or renewals of Tenant Leases of more than 5,000 square feet (in each case excluding any month to month lease) without the prior written consent of Purchaser in Purchaser’s discretion, which consent will be deemed given unless written objection thereto is given within three (3) Business Days after receipt of the relevant information. Furthermore, nothing herein shall be deemed to require Purchaser's consent to any expansion or renewal which Landlord is required to honor pursuant to any Lease, except that if such expansion or renewal option calls for Landlord to determine the fair market rental rate for the space in question, Landlord shall consult with Purchaser and obtain Purchaser’s agreement, not to be unreasonably withheld, on the proposed fair market rental rate prior to Landlord submitting the same to the Tenant.

(f)    Service Contracts. From the Effective Date until Closing, not enter into any service contract other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days notice without any fee or penalty or unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned.

(g)    Notices. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property.

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Section 7.2    Tenant Lease Estoppels. It will be a condition to Closing that Seller obtain and deliver to Purchaser an executed estoppel certificate from each of the major tenants listed on Exhibit D-1 ("Major Tenants"), with no material modifications from the Estoppel Certificate Form. The “Estoppel Certificate Form” shall mean the form of estoppel certificate attached hereto as Exhibit D-2, provided that if the Tenant Lease of a Major Tenant provides for a different form of estoppel certificate to be delivered by the Major Tenant, or if the Tenant Lease does not provide for a particular form of estoppel but sets forth a list of matters as to which the Major Tenant is required to deliver an estoppel certificate, then the Estoppel Certificate Form shall be modified as necessary to be consistent with the estoppel certificate requirements of the Tenant Lease for such Major Tenant. In addition to obtaining estoppel certificates from the Major Tenants, Landlord shall also use its good faith efforts to obtain and deliver to Purchaser an estoppel certificate from each other Tenant that as of the Effective Date of this Agreement has a remaining lease term of at least one (1) year under its Tenant Lease, except that neither the receipt of any such non-Major Tenant estoppel certificates, nor Purchaser’s approval thereof, shall be a condition precedent to the Closing. If an estoppel certificate from a Major Tenant contains a material modification and Purchaser desires to disapprove such estoppel certificate, then Purchaser shall notify Seller in writing thereof within three (3) Business Days following delivery by Seller to Purchaser of a copy of the executed estoppel certificate received from such Major Tenant; if Purchaser does notify Seller of its disapproval of such a material modification to a Major Tenant estoppel within such three Business Day period, Purchaser shall have the right, as part of its notice to Seller to terminate this Agreement and the Escrow, in which case Purchaser shall immediately be entitled to the full Earnest Money Deposit and neither party shall have any further rights or obligations hereunder except for the Termination Surviving Obligations. If Purchaser fails to notify Seller in writing within such three (3) Business Day period of its claim that a Major Tenant estoppel certificate includes a material modification, then the condition to Closing described in this Section 7.2 with respect to such estoppel certificate shall be deemed to be satisfied and Purchaser shall have no right to disapprove such estoppel certificate. If an estoppel certificate from a Major Tenant is delivered to Purchaser within three (3) business days prior to the Closing Date, then the Closing Date shall be extended as necessary to permit the Purchaser’s disapproval of such estoppel certificate within the three (3) business day disapproval period described above in this Section 7.2. Notwithstanding anything contained herein to the contrary, in no event shall Seller's failure to obtain an estoppel certificate (including, without limitation, the Major Tenant estoppel certificates) constitute a default by Seller under this Agreement.

Section 7.3    Development Agreement Estoppel. It will be a condition to Closing that Seller obtain and deliver to Purchaser an estoppel certificate from the City of Santa Monica ("City") substantially in the form of Exhibit J attached hereto. Seller shall use its commercially reasonable efforts to obtain the above-described estoppel certificate from the City; provided, however, in no event shall Seller be in default under this Agreement if Seller is unable to obtain such estoppel certificate from the City; however, if Seller fails to obtain such estoppel from the City, Purchaser shall have the right to terminate this Agreement and the Escrow and immediately receive a full refund of the Earnest Money Deposit from Escrow, in which case the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations.

Section 7.4    MTA Right-of-Way Documents. At the Closing the Seller’s rights, title, interest and obligations in and under the MTA Right-of-Way Lease and the MTA Right-of-Way License shall be assigned to and assumed by Purchaser pursuant to the General Conveyance (as defined in Section 10.2(b)) or, at Seller’s election, pursuant to a separate assignment and assumption agreement(s) substantially in the form of the General Conveyance but pertaining only the MTA Right-of-Way Lease and/or the MTA Right-of-Way License, or such other form of assignment and assumption as required by the MTA. It will be a condition to the Closing that the MTA execute a written consent to the assignment and assumption of the MTA Right-of-Way Lease and MTA Right-of-Way License as set forth in this Section 7.4 in substantially the form attached hereto as Exhibit K, or in such other commercially reasonable form as requested by the MTA (the “MTA Consents”) that confirms the MTA’s consent of the assignment of the MTA Right-of-Way Lease and MTA Right-of-Way License to Purchaser. Seller shall use its commercially reasonable efforts to obtain each of the MTA Consents from the MTA; provided, however, in no event shall Seller be in default under this Agreement if Seller is unable to the MTA Consents from the MTA; however, if Seller fails to obtain the MTA Consents from the MTA, Purchaser shall have the right to terminate this Agreement and the Escrow and immediately receive a full refund of the Earnest Money Deposit from Escrow, in which case the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations.

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Section 7.5    CEQA Compliance. Pursuant to the California Environmental Quality Act (“CEQA”), the City has filed a Notice of Determination under Section 21152(a) of the California Public Resources Code with respect to its final approval of the Development Agreement and/or the Supplemental EIR. Section 21167 of the California Public Resources Code provides for a thirty (30) day statute of limitation period, which will expire on November 29, 2004 (the “Limitation Period”) with respect to the commencement of any action or proceeding to attack, review, set aside, void or annul the acts or decisions of a public agency on the grounds of noncompliance with CEQA (a “CEQA Action”). If within the Limitation Period a CEQA Action is filed with respect to the Development Agreement and/or the Supplemental EIR, then a condition precedent to the obligation of Purchaser to proceed with the Closing shall be the dismissal or other final resolution of such CEQA Action such that the Development Agreement, as adopted and approved by the City, remains in full force and effect without modification (the “CEQA Resolution”). If a CEQA Action is filed within the Limitation Period, then the Seller shall have the right to elect by written notice to Purchaser on or before December 10, 2004 to either (a) terminate this Agreement, or (b) attempt to obtain the CEQA Resolution and extend the Closing Date until not later than January 14, 2005 in order to attempt to obtain the CEQA Resolution. If Seller obtains a CEQA Resolution by January 14, 2005, then (1) Seller shall immediately notify Purchaser of the CEQA Resolution and (2) the Closing shall occur on the later of (i) the Closing Date otherwise provided in this Agreement, or (ii) five (5) business days following written notice to Purchaser that Seller has obtained a CEQA Resolution. If by January 14, 2005 Seller has been unable to obtain a CEQA Resolution (or if at any time prior to such date Seller elects not to continue to seek such CEQA Resolution), then Seller shall immediately notify Purchaser of such fact, and Purchaser shall notify Seller in writing within five (5) business days after receipt of Seller’s notice of Purchaser’s election to either (1) proceed to consummate the Closing, in which case the condition precedent set forth in this Section 7.5 shall be deemed to be waived by Purchaser and the Closing Date shall be ten (10) business days

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after Seller’s notice to Purchaser that it was unable to obtain the CEQA Resolution (or notice that it has elected not to continue to seek such CEQA Resolution), or (2) terminate this Agreement. If the Agreement is terminated pursuant to this Section 7.5, then Purchaser shall have the right to receive a full refund of the Earnest Money Deposit from Escrow, and the parties shall have no further rights or obligations under this Agreement except for the Termination Surviving Obligations. Notwithstanding any contrary provision of this Agreement, this Section 7.5 shall not be applicable to, nor shall the Closing be affected by, any CEQA Action filed by, on behalf of, or at the request, encouragement or direction of, Purchaser or any Affiliate of Purchaser, or any of their partners, members, officers, directors, employees, agents or representatives (collectively, a “Purchaser Party”), and neither Purchaser nor any Purchaser Party shall file, or cause, direct, request or encourage the filing of, a CEQA Action.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1    Seller's Representations and Warranties. The following constitute the sole representations and warranties of Seller. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date:

(a)    Status. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

(b)    Authority. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors' rights generally.

(c)    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller's obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.

(d)    Suits and Proceedings. As of the Effective Date, except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served on Seller, or to Seller's Knowledge, threatened against Seller, relating to the Property or Seller's ownership or operation of the Property, which are not adequately covered by existing insurance or, if adversely determined, would materially adversely affect the value of the Property, the continued operations thereof or Seller's ability to perform Seller's obligations under this Agreement.

(e)    Non-Foreign Entity. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

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(f)    Tenants. As of the Effective Date, Exhibit F attached hereto lists all of the currently effective Tenant Leases and the security deposit currently held by Seller under each of such Tenant Leases (except for the security deposits held under any month-to-month leases). Any inaccuracy in the amount of the above-described security deposits shall not constitute a failure of a condition to Closing, except that Seller shall be obligated to correct any inaccuracy in such list of security deposits with respect to which it becomes aware prior to the Closing. There are no written leases or occupancy agreements affecting the Real Property or Improvements to which Seller is a party and bound with any parties other than the Tenants listed on Exhibit F. To Seller’s Knowledge, Seller is not in default under any of the Tenant Leases, nor has Seller received written notice from a Tenant asserting a current breach by Seller under a Tenant Lease that would, if not cured within the applicable cure period, constitute a default by Seller under any such Tenant Lease. Seller has not received written notice that any of the Tenants are currently the subject of any bankruptcy or insolvency proceedings, and to Seller’s Knowledge none of the Tenants is currently in default under its respective Leases except as is disclosed on Exhibit F.

(g)    Service Contracts. To Seller's Knowledge as of the Effective Date, none of the service providers listed on Exhibit C is in default under any Service Contract. The Documents made available to Purchaser pursuant to Section 5.2(a) hereof include copies of all Service Contracts listed on Exhibit C under which Seller is currently paying for services rendered in connection with the Property. To Seller’s Knowledge, Seller is not in default under any of the Service Contracts to be assigned to Purchaser under this Agreement, nor has Seller received written notice from a service provider asserting a current breach by Seller under any such Service Contracts that would, if not cured within the applicable cure period, constitute a default by Seller under any of such Service Contracts.

(h)    No Violations. Seller has not received prior to the Effective Date any uncured written notification from an Authority (i) that the Real Property and Improvements is in violation of any applicable fire, health, building, use, occupancy or zoning laws or (ii) that any work is required to be done to the Real Property and Improvements where such work remains outstanding and, if unaddressed would have a material adverse affect on the Property or use of the Property as currently operated. To Seller’s Knowledge, Seller is not in default under the MTA Right-of-Way Lease or Right-of-Way License, nor has any event occurred which, with notice or the passage of time, or both, would become a default thereunder.

(i)    Insurance. Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Improvements or any part or component thereof that would adversely affect the insurability of the Improvements or cause any increase in the premiums for insurance for the Improvements.

(j)    Environmental. Except as shown in any environmental reports covering the Real Property and Improvements which have been made available to Purchaser pursuant to Section 5.2(a), Seller has not received written notice from any Authorities of the Real Property or Improvements being in violation of any Environmental Law.

(k)    No Other Agreements to Sell. Seller has not entered into and is not subject to any agreement with any third party other than Purchaser in connection with the sale of the Property or Lantana South , or any part thereof.

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(l)    No Leasing Commissions. To Seller’s Knowledge, Seller is not a party to any outstanding brokerage agreement that requires Seller to pay a leasing commission in connection with the future extension of the term or expansion of the premises under any existing Tenant Lease.

(m)    Disclosure of Documents. Seller has not knowingly and intentionally withheld the disclosure to Purchaser of any Documents.

Section 8.2    Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller the following:

(a)    Status. Purchaser is a     limited partnership duly organized and validly existing under the laws of the State of Maryland.

(b)    Authority. The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors' rights generally.

(c)    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

ARTICLE IX

CONDEMNATION AND CASUALTY

Section 9.1    Significant Casualty. If, prior to the Closing Date, all or any portion of the Real Property and Improvements, and/or the real property and improvements on the Lantana South Property, is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. If a Significant Portion of the Real Property and Improvements and/or the real property and improvements on the Lantana South Property is damaged, Purchaser will have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser's compliance with Section 4.5 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or

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destruction but with respect to damage or destruction of the Real Property and Improvements under this Agreement (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit for the lesser of (i) any insurance deductible amount, or (ii) the cost of such repairs (other than repairs which are the responsibility of Tenants under Tenant Leases) as reasonably estimated by Seller.

Section 9.2    Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and Improvements, and/or the real property and improvements on the Lantana South Property, is damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction but with respect to damage or destruction of the Real Property and Improvements under this Agreement (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit for the lesser of (i) any insurance deductible amount, or (ii) the cost of such repairs (other than repairs which are the responsibility of Tenants under Tenant Leases) as reasonably estimated by Seller.

Section 9.3    Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any portion of the Real Property and Improvements prior to the Closing, Purchaser will have the option, by providing Seller written notice within ten (10) days after receipt of Seller's notice of such condemnation or sale, of terminating Purchaser's obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Real Property and Improvements, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser's obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser's compliance with Section 4.5 and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.

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ARTICLE X
CLOSING

Section 10.1    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date through the escrow established with the Title Company. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

Section 10.2    Purchaser's Closing Obligations. At least one (1) Business Day prior to the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Seller at Closing as provided herein:

(a)    The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

(b)    A counterpart of the General Conveyance, Bill of Sale, and Assignment and Assumption substantially in the form attached hereto as Exhibit G (the "General Conveyance") duly executed by Purchaser;

(c)    A counterpart of an Assignment and Assumption Agreement with respect to the Development Agreement, substantially in the form attached to the Development Agreement as Exhibit M (the "Development Agreement Assignment and Assumption") duly executed by Purchaser;

(d)    Evidence reasonably satisfactory to Seller that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so;

(e)    The Tenant Notice Letters, duly executed by Purchaser (which the parties may mutually agree to deliver outside of Escrow);

(f)    Any required State, County or Municipal transfer declaration forms;

(g)    A counterpart of the MTA Consents executed by Purchaser; and

(h)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

Section 10.3    Seller's Closing Obligations. Seller, at its sole cost and expense, will deliver (y) the following items (a), (b), (c), (d), (e), (f), (h) and (m) in escrow with the Title Company pursuant to Section 4.3, and (z) upon receipt of the Purchase Price, Seller shall deliver the remaining items under this Section 10.3 to Purchaser at the Property:

(a)    A grant deed substantially in the form attached hereto as Exhibit H (the "Deed"), duly executed and acknowledged by Seller conveying to Purchaser the Real Property

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and the Improvements subject only to the Permitted Exceptions, which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records;

(b)    The General Conveyance duly executed by Seller;

(c)    The Development Agreement Assignment and Assumption, duly executed by Seller;

(d)    The Tenant Notice Letters, duly executed by Seller (which the parties may mutually agree to deliver outside of Escrow);

(e)    Evidence reasonably satisfactory to Title Company and Purchaser that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so;

(f)    A certificate in the form attached hereto as Exhibit I ("Certificate as to Foreign Status") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and a California Form 593W;

(g)    The Tenant Deposits, at Seller's option, either (i) in the form of a cashier's check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. In the event the Tenant Deposits are in the form of a letter of credit, then Seller shall deliver at Closing the original letter(s) of credit, together with documentation sufficient to cause the letter(s) of credit to be assigned to Purchaser upon approval thereof by the issuer of the letter(s) of credit;

(h)    A counterpart of the MTA Consents executed by Seller;

(i)    The Personal Property;

(j)    The Rent Roll, updated to show any changes, to Seller's Knowledge, as of one (1) Business Day prior to the Closing Date (which shall be deemed a part of the Documents for purposes of this Agreement);

(k)    All original Licenses and Permits, Tenant Leases, Service Contracts, the Records and Plans, the Development Agreement, the MTA Right-of-Way Lease and the MTA Right-of-Way License in Seller's possession and control;

(l)    All keys to the Improvements which are in Seller's possession; and

(m)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

Promptly following the Closing Seller shall deliver to the City a notice of the assignment of the Development Agreement to Purchaser as required under Section 13.1.2 of the Development Agreement and an original of the fully executed Development Agreement Assignment and Assumption.

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        Section 10.4    Prorations.

(a)    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Closing Time"), the following (collectively, the "Proration Items"): real estate and personal property taxes and assessments which are required to be paid for the calendar year in which the Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (c) below) and operating expenses payable by the owner of the Property. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser's approval (which approval shall not be unreasonably withheld, delayed or conditioned) five (5) days prior to the Closing Date (the "Closing Statement"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller's insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller within ninety (90) days following the Closing. The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2(a) above) will survive the Closing for twelve (12) months.

(b)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. Seller will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals that are payable by, or invoiced to, month-to-month tenants on an “in arrears” basis to the extent such amounts have not yet been received by Seller as of the Closing Time and are attributable to a period prior to the Closing Time; provided, however, that the foregoing credit shall be limited to those amounts attributable to a period not more than thirty (30) days prior to the Closing Time; and provided, further, that to the extent that any such amounts are attributable to a period more than thirty (30) days prior to the Closing Time, such amounts shall be treated the same as Rentals that are “Delinquent” (as defined below). After the Closing, Seller will cause to be paid or turned over to

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Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. "Rentals" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts, charges for ancillary services under the Leases, and other sums and charges payable to Seller or its successor by tenants under the Tenant Leases or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d) below. Rentals are "Delinquent" if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to take any legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. All sums collected by Purchaser or Seller from and after Closing from each Tenant that has Rentals that are Delinquent as of the Closing Time (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time governed by Section 10.4(c) below and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below) will be applied first to Rentals then owed by such Tenant for the period following the Closing, second to Rentals owed by such Tenant for the month in which the Closing occurs, and third, in payment of any remaining Rentals owed by such Tenant for any period prior to the Closing. Any sums collected by Purchaser and due to Seller will be promptly remitted to Seller. Notwithstanding the foregoing, however, after the Closing Date Seller may collect Delinquent Rentals (excluding amounts owed for Operating Expense Recoveries which shall be governed by subsection (c) below) and billings for tenant work orders or other services directly from Tenants; provided, however, in no event will Seller have the right to threaten termination of any Tenant Lease.

(c)    Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes in excess of the applicable expense stop, if any, specified in each Tenant Lease (collectively, "Operating Expense Recoveries") for calendar year 2004. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2004 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2004 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), upon collection of such underpayment of Operating Expense Recoveries from the Tenants under the Tenant Leases, Purchaser will pay such collected amount to Seller as an addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2004 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2004 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of

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Operating Expense Recoveries at Closing for calendar year 2004 will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller's and Purchaser's right and obligation to finalize prorations within ninety (90) days after Closing solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2004 for periods before and after Closing, and (ii) where appropriate, reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2004, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.

(d)    With respect to specific tenant billings for work orders, special items performed or provided at the request of a given Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but relate to any such specific services rendered by Seller or its property manager prior to the Closing Time and which are identified on the Tenant's payment as relating to such specific services or which are clearly identifiable as being payment for any such specific services, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.

(e)    Notwithstanding any provision of this Section 10.4 to the contrary, Seller will be solely responsible for all leasing commissions, brokerage commissions, tenant improvement allowances (and/or initial tenant improvement construction obligations, but not including tenant improvement allowances or tenant improvement construction obligations under any future tenant extension or expansion options that have not been exercised as of the Effective Date), legal fees and other expenditures incurred in connection with the lease of space in the Property ("Leasing Costs") to the extent unpaid as of the Closing Date and payable after Closing under or with respect to Tenant Leases entered into prior to the Effective Date; provided, however that Seller shall not be responsible for the additional optional tenant improvement allowance payable to the tenant under the Tenant Lease with Wheelhouse Post LLC, and if the Tenant under such Tenant Lease elects to receive such additional optional tenant improvement allowance the amount thereof shall be included in New Tenant Costs below. Subject to any approval rights which Purchaser may have pursuant to Section 7.1(e) of this Agreement, Purchaser further agrees to be solely responsible for all Leasing Costs (for purposes of this Section 10.4(e), "New Tenant Costs") incurred or to be incurred in connection with any new Tenant Lease executed on or after the Effective Date, and Purchaser will pay to Seller at Closing as an addition to the Purchase Price an amount equal to any New Tenant Costs paid by Seller prior to Closing.

(f)    The Purchase Price to be paid by Purchaser for the Property has been calculated based on the assumption that prior to the Closing Seller would have completed $40.00 per rentable square foot of tenant improvement work on a “spec” basis in Suite 2504 (approximately 9,000 rentable square feet) and Suite 2502 (approximately 3,000 rentable square feet). Only a portion of the above tenant improvement work in Suite 2504 will have been completed as of the Closing. Accordingly, Purchaser shall be entitled to a credit against the

33

Purchase Price in an amount equal to $40.00 per rentable square foot of Suite 2504 less the aggregate costs and expenses incurred by Seller prior to the Closing for the construction of the tenant improvement work in Suite 2504. At least two (2) business days before the Closing, Seller shall deliver to Purchaser evidence in reasonable detail demonstrating to Purchaser the aggregate costs incurred by Seller for the tenant improvement work in Suite 2504. None of the tenant improvement work with respect to Suite 2502 will have been performed prior to the Closing. Accordingly, Purchaser shall be entitled to a credit against the Purchase Price equal to $40.00 per rentable square foot of Suite 2502 for the foregoing tenant improvement work..

(g)    For purposes of clarification, Seller and Purchaser hereby confirm that the Default Amount Installments required to be paid by L.A. Farm L.P. (“L.A. Farm”) under the Eighth Addendum to Lease between Seller and L.A. Farm constitute “Rentals” under this Section 10.4, and shall be prorated between Seller and Purchaser as of the Closing Time as “Rentals” in accordance with the terms and provisions of this Section 10.4.

Section 10.5    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.

Section 10.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)    Purchaser will pay (i) all premium and other costs for the Title Policy and any endorsements, except the portion thereof payable by Seller pursuant to Section 10.6(b) below, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) the costs associated with any modifications, updates, or recertifications of the Existing Survey, (iv) Purchaser's attorney's fees; (v) 1/2 of all of the Title Company's escrow and closing fees, if any, and (vi) all recording fees;

(b)    Seller will pay (i) the portion of the premium for the Title Policy applicable to CLTA coverage, and for the cost for any endorsement with respect to liens described in Section 6.2(b), (ii) 1/2 of all of the Title Company's escrow and closing fees, (iii) Seller's attorneys' fees, and (iv) the documentary transfer tax due in connection with the conveyance of the Real Property and Improvements to Purchaser;

(c)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located; and

(d)    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.

Section 10.7    Post-Closing Delivery of Tenant Notice Letters. Immediately following Closing, Purchaser will deliver to each Tenant (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller (i) acknowledging the sale

34

of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the "Tenant Notice Letters"). Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available. This Section 10.7 shall survive Closing.

ARTICLE XI

BROKERAGE

Section 11.1    Brokers. Seller agrees to pay to Cushman & Wakefield of California, Inc. ("Broker") a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. The payment of the commission by Seller to Broker will fully satisfy the obligations of the Seller for the payment of a real estate commission hereunder. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent to the other that no real estate brokers, agents or finders' fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder's fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.

ARTICLE XII

CONFIDENTIALITY

Section 12.1    Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, investors, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law. Seller acknowledges that Purchaser will disclose the existence of this Agreement and the transaction described herein in a filing with the Securities and Exchange Commission (“SEC”) in accordance with rules and regulations under the Securities Act, and will also issue a press release setting forth information about this transaction consistent with the disclosures in the fling with the SEC. Seller shall have the right to approve such press release, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property (other than information which is otherwise public information, which is subsequently disclosed by Seller to other third parties without requiring execution by such third parties of a confidentiality agreement, or which is disclosed to Purchaser by a third party without violating any existing confidentiality obligations owed to Seller), will not be disclosed by Purchaser to any third persons without the prior written consent of Seller. Nothing contained in this Article XII

35

will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party's enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein or pursuant to an opinion of counsel. Nothing in this Article XII will negate, supersede or otherwise affect the obligations of either party under the Inspection and Confidentiality Agreement. The provisions of this Article XII will survive any termination of this Agreement.

ARTICLE XIII

REMEDIES

Section 13.1    Default by Seller. In the event the Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser's sole and exclusive remedy, elect by notice to Seller within ten (10) Business Days following the scheduled Closing Date, either of the following: (a) terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (b) seek to enforce specific performance of the Agreement, and in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Failure of Purchaser to make the foregoing election within the foregoing ten (10) Business Day period shall be deemed an election by Purchaser to terminate this Agreement and receive from the Title Company the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser's remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination.

Section 13.2    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT (OR SO MUCH THEREOF AS HAS BEEN PREVIOUSLY DELIVERED BY PURCHASER), TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE

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CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER'S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.

______RIG____   ___TO____
Purchaser Initials    Seller Initials

Section 13.3    Consequential and Punitive Damages. Each of Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement. This Section 13.3 shall survive Closing or termination of this Agreement.

ARTICLE XIV

NOTICES

All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile (providing that such facsimile is confirmed by the sender by expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of facsimile transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

To Purchaser:	Maguire Properties, L.P.
333 South Grand Avenue, Suite 400
Los Angeles, California 90071
Attn: Richard Gilchrist and Mark Lammas
Facsimile: 213-533-5107 and 213-533-5198

with copy to:	Gilchrist & Rutter
1299 Ocean Avenue, Suite 900
Santa Monica, California 90401
Attn.: Paul S. Rutter, Esq.
Facsimile: 310-394-4700

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To Seller:	Lantana North Hines Development, LLC
c/o Hines Interests Limited Partnership
3000 West Olympic Boulevard, Suite 2100
Santa Monica, California 904040
Attn: Douglas Holte
Fax: (310) 264-4101

with copy to:	Lantana North Hines Development, LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Attn: Tom Owens
Fax: (713) 966-2636

and

Munger, Tolles & Olson LLP
355 South Grand Avenue, Suite 3500
Los Angeles, California 90071
Attn: Jeffrey A. Heintz, Esq.
Fax: (213) 683-5185

ARTICLE XV

ASSIGNMENT AND BINDING EFFECT

Section 15.1    Assignment; Binding Effect. Neither party will have the right to assign this Agreement without the other party's prior written consent. Notwithstanding the foregoing (i) Seller may assign and delegate its rights and obligations under this Agreement to its Affiliate without the consent of Purchaser provided that Seller at the same time conveys the entire Property to such Affiliate and such Affiliate expressly assumes for the benefit of Purchaser all of Seller’s obligations under this Agreement, and (ii) Purchaser may assign and delegate its rights and obligations under this Agreement to its Affiliate without the consent of Seller, provided that such Affiliate expressly assumes for the benefit of Seller all of Purchaser’s obligations under this Agreement. In no event shall any such assignment relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

ARTICLE XVI

PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 16.1    Survival of Representations, Warranties and Covenants.

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(a)    Notwithstanding anything to the contrary contained in this Agreement, (1) the representations and warranties of Seller set forth in Section 8.1 and Seller's liability under Section 8.1, and (2) the covenants in Section 3.2(b) and Seller's liability under Section 3.2(b), will survive the Closing for a period that expires on the earlier of (i) the first anniversary of the Closing, or (ii) December 31, 2005 (“Survival Period”). Purchaser will not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under Section 8.1, or (ii) the failure of Seller to perform its obligations under Section 3.2(b), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds $50,000, and then only to the extent of such excess. In addition, in no event will Seller's liability for all such untruths, inaccuracies, breaches and/or failures under Sections 3.2(b) and 8.1, when combined with any liability of Lantana South for untruths, inaccuracies, breaches or failures under Sections 3.2(b) and 8.1 of the Lantana South Agreement, exceed, in the aggregate, $3,000,000.

(b)    Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Purchaser obtains actual knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller's agents and employees) that contradicts any of Seller's representations, warranties or covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

(c)    The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.

(d)    In order to satisfy its obligations under this Section 16.1, Seller agrees to either (i) remain in existence until the expiration of the Survival Period and retain sufficient liquid assets to satisfy its obligations under this Section 16.1, (ii) remain in existence until the expiration of the Survival Period and obtain contractual commitments in favor of Seller from one or more of its members to re-contribute to Seller sufficient funds to satisfy Seller’s obligations under this Section 16.1, or (iii) cause an Affiliate of Seller, with sufficient liquid assets to satisfy Seller’s obligations under this Section 16.1, to assume such obligations.

ARTICLE XVII

MISCELLANEOUS

Section 17.1    Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

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Section 17.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys' fees and costs resulting therefrom, subject, however, in the case of Seller, to the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

Section 17.3    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

Section 17.4    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

Section 17.5    Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original or faxed signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original or faxed counterparts will collectively constitute a single agreement.

Section 17.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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Section 17.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

Section 17.8    Governing Law. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

Section 17.9    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.

Section 17.10    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

Section 17.11    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

Section 17.12    Exhibits. Exhibits A through K, inclusive, are incorporated herein by reference.

Section 17.13    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

Section 17.14    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

Section 17.15    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller's partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or their respective constituent partners. Seller's direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability

41

for any obligations entered into on behalf of Seller under this Agreement and the Closing documents.

Section 17.16    No Other Offers Effective on and after Purchaser’s delivery to Title Company of the Initial Deposit, and continuing unless and until either Seller or Purchaser properly terminates this Agreement in accordance with its terms prior to the Closing Date, Seller shall not actively market the Property for sale to any third party, nor shall Seller make or accept any offers to or from any other party for the purchase or sale of the Property, whether or not such offers are expressly made contingent on the termination of this Agreement. Seller acknowledges that Purchaser is making the Earnest Money Deposit and expending its time and resources on the acquisition of the Property based on Seller’s commitment hereunder not to market the Property to any third parties while Purchaser has the right to purchase the Property under this Agreement. Upon a termination of this Agreement in accordance with its terms, Seller shall be free to market the Property for sale to third parties without restriction, and this provision shall no longer have any force or effect.

Section 17.17    Post-Closing Consulting Services. For a ninety (90) day period after the Closing Seller shall cause its Affiliate, Hines Interests Limited Partnership (“HILP”), to provide assistance to Purchaser in connection with the transition of the ownership of the Property as its relates to communications with the City and other interested parties regarding the proposed development matters described in the Development Agreement. Such assistance includes, without limitation, attendance at meetings with the City, neighborhood watch groups and other public and quasi-public meeting groups. The assistance to be provided by HILP under this Section 17.17 shall be free of charge during the first ninety (90) days after the Closing, except that HILP shall not be required to incur any out-of-pocket costs in connection with the services to be provided by HILP hereunder. If after such ninety (90) day period Purchaser desires to engage HILP to provide continuing services relative to the Property, then such services shall be rendered pursuant to a consulting services agreement to be entered into between Purchaser and HILP for such scope of services, compensation and other terms as mutually acceptable to Purchaser and HILP. The provisions of this Section 17.17 shall survive the Closing.

[SIGNATURES FOLLOW ON NEXT SUCCEEDING PAGE]

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IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:

MAGUIRE PROPERTIES, L.P., a
Maryland limited partnership

By:	Maguire Properties, Inc., a Maryland
corporation, its general partner

By: /s/ Richard I. Gilchrist
Name: Richard I. Gilchrist
Title: Co-CEO and President
SELLER:

LANTANA NORTH HINES
DEVELOPMENT, LLC, a Delaware
limited liability company

By: /s/ Tom Owens
Name: Tom Owens
Title: Manager

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JOINDER BY TITLE COMPANY

Chicago Title Company, referred to in this Agreement as the "Title Company," hereby acknowledges that it received this Agreement executed by Seller and Purchaser as of November 2, 2004, and accepts the obligations of the Title Company as set forth herein. It further acknowledges that it received the Initial Deposit on November __, 2004. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

Chicago Title Company

By:
Name:
Title:

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JOINDER BY BROKER

The undersigned Broker joins herein to evidence such Broker's agreement to the provisions of Section 11.1 and to represent to Seller and Purchaser that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Section 16.1 and (iii) is duly licensed and authorized to do business in the State of California.

CUSHMAN & WAKEFIELD OF CALIFORNIA,
INC.

Date: _____________, 2004	By:
Printed Name:
Title:

Address:

License No.:
Tax I.D. No.:

45

EXHIBIT A

Personal Property

A-1

EXHIBIT B

Legal Description

B-1

EXHIBIT C

Service Contracts

C-1

EXHIBIT D-1

Major Tenants

1. JR Motion Picture Holding Company, LLC

2. Ascent Media Group, Inc.

D-1

EXHIBIT D-2

ESTOPPEL CERTIFICATE FORM

Maguire Properties, Inc., a Maryland corporation,

or any successor or assign thereof that acquires title

to the Property (“Purchaser”);

Re: Suite ____________, at ___________________, Santa Monica, California

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of ____________________ by and between HINES LANTANA NORTH DEVELOPMENT, LLC, a Delaware limited liability company (“Landlord”), as landlord, and the undersigned (“Tenant”), as tenant, for Premises in the Building located at 3000 Olympic Boulevard, Santa Monica, California 90404, certifies as follows:

1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.    The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _________.

3.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: ___________________________________________________. No other person or entity is in possession of the Premises other than Tenant and its employees, except for the foregoing sublessee or assignee, if any, and its employees.

5.    Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord’s mortgagee.

6.    Base Rent became payable on _______________.

7.    The Lease Term expires on _________________.

8.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and to Tenant’s knowledge Landlord is not in default thereunder. Tenant is not in default under the Lease and, to Tenant’s knowledge, no event has

D-2-1

occurred which, with the passage of time or notice, or both, would constitute a default by Tenant under the Lease.

9.    No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease. Landlord is currently holding a security deposit from Tenant in the amount of $_____________.

10.    As of the date hereof, to Tenant’s knowledge there are no existing defenses, claims or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord and Tenant does not claim any offsets or credits against rents payable under the Lease.

11.    All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

12.    Tenant has no option to purchase the Property, right of first offer to purchase the Property or right of first refusal to purchase the Property.

13.    This Certificate may be relied upon by Purchaser, Landlord and any lender to any of the foregoing and shall inure to the benefit of their respective successors and assigns. The undersigned acknowledges that this Estoppel certificate may be delivered to Purchaser, and acknowledges that Purchaser will be relying upon the statements contained herein in acquiring the property of which the Premises are a part, and that receipt by it of this certificate is a condition of the acquisition of such property.

14.    If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________ on the _____ day of ______________, ____.

“Tenant”:
                        __________________________________,
a _________________________________

                        By: ___________________________
Its: ___________________________

D-2-2

EXHIBIT E

Lawsuits

None.

E-1

EXHIBIT F

List Of Tenants

F-1

EXHIBIT G
General Conveyance, Bill Of Sale,

Assignment And Assumption

_________________________________, a ______________ ("Seller"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ____________________ ("Purchaser"), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:

(a)    Seller's right, title and interest in and to all equipment, appliances, tools, supplies, machinery, furnishings and other tangible personal property, attached to, appurtenant to, located in the improvements (the "Improvements") located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the "Real Property") and used exclusively in connection with the ownership or operation of the Improvements (the "Personal Property"), but specifically excluding items of personal property owned by lawful tenants (each a "Tenant") of the Improvements and further excluding any items of personal property owned by third parties and leased to Seller;

(b)    All of Seller's right, title and interest in the service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees and contracts listed on Exhibit B attached hereto together with all other assignable service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property or the Improvements to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, provided that Seller covenants to use its commercially reasonable efforts to obtain such consent ("Service Contracts");

(c)    All of Seller's right, title and interest, as lessor, under all leases, rental agreements or occupancy agreements, and all amendments, modifications and supplements thereto ("Tenant Leases") with the Tenants set forth on Exhibit C attached hereto, together with all refundable security deposits ("Tenant Deposits") of Tenants held by Seller as listed on Exhibit C attached hereto;

(d)    All of Seller's right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted in connection with the Real Property and the Improvements, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, provided that Seller covenants to use its commercially reasonable efforts to obtain such consent (the "Licenses and Permits");

(e)    All of Seller's right, title and interest in and to all assignable and transferable trade names, trademarks, logos and service marks, websites and internet addresses (in each case, if any, and only to the extent the same pertains to the Property, and not to Seller,

G-1

its Affiliates or other properties) and the Records and Plans (as defined in the Purchase Agreement) owned by Seller and utilized by Seller solely in connection with the leasing or operation of the Real Property (other than the names or variations thereof of Seller, its affiliates, the property manager and Tenants) to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, provided that Seller covenants to use its commercially reasonable efforts to obtain such consent (the "Intangible Property Rights"); and

(f)    All of Seller’s right, title and interest in and to (i) Lease Agreement (File: REXP000497) between Los Angeles County Metropolitan Transportation Authority ("MTA") and Seller dated June 1, 1999 as amended by First Amendment to Lease Agreement dated October 25, 2001, and Second Amendment to Lease Agreement dated February 12, 2003, and (ii) License Agreement (File: REXP016045) between the MTA and Seller (collectively, the "MTA Agreements").

The Personal Property, Service Contracts, Tenant Leases, Tenant Deposits, Licenses and Permits, Intangible Property Rights and MTA Agreements are hereinafter collectively referred to as the "Property."

Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this "General Conveyance") and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND PURCHASER DATED _____________, 2004, REGARDING THE PROPERTY (the "Purchase Agreement") AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Tenant Leases assigned to Purchaser, which are to be performed or observed subsequent to the date hereof, (ii) all of the covenants and obligations

G-2

of Seller under the Service Contracts listed on Exhibit B attached hereto, under the Licenses and Permits listed on Exhibit D attached hereto, and the MTA Agreements which are to be performed or observed subsequent to the date hereof, (iii) all obligations and covenants of Seller under the Tenant Leases and the Service Contracts assigned to Purchaser relating to the physical or environmental condition of the Real Property and Improvements, regardless of whether such obligations arise before or after the date hereof, and (iv) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property and Improvements to the extent payable under or with respect to Tenant Leases entered into after the Effective Date of the Purchase Agreement (collectively, the "Leasing Costs"). Purchaser further agrees to indemnify Seller and hold Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Seller by reason of or arising out of any failure by Purchaser to perform or observe the obligations, covenants, terms and conditions assumed by Purchaser hereunder.

To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

EXECUTED as of the ______ day of _______________, 200__.
SELLER:
,
a

By:
Name:
Title:
PURCHASER:
,
a
By:
Name:
Title:

General Conveyance, Bill of Sale,
Assignment and Assumption

G-3

EXHIBIT H

Form of Grant Deed

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO, AND
MAIL TAX STATEMENTS TO:

___________________________
___________________________
___________________________
Attn.: ______________________

(Above Space for Recorder's Use Only)

GRANT DEED

The undersigned grantor declares:

Documentary transfer tax not shown pursuant to
Section 11932 of the California Revenue
and Taxation Code.

City of Los Angeles

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, LANTANA NORTH HINES DEVELOPMENT, LLC, a Delaware limited liability company, hereby GRANTS to [INSERT PURCHASER ENTITY] that certain real property described on Exhibit A attached to this Grant Deed and incorporated herein by reference.

Subject to all recorded covenants, conditions, restrictions, easements, encumbrances, circumstances and other title matters of record or apparent.

Dated: ____________________

LANTANA NORTH HINES DEVELOPMENT, LLC, a Delaware limited liability company

By:

H-1

Name:
Title:

H-2

STATE OF                         )
) ss.
COUNTY OF                                      )

On _______________, before me, ____________________, a Notary Public in and for said state, personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________

Notary Public in and for said State

STATE OF                         )
) ss.
COUNTY OF                                      )

On _______________, before me, ____________________, a Notary Public in and for said state, personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

H-3

WITNESS my hand and official seal.
___________________________________

Notary Public in and for said State

H-4

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT I

Non-Foreign Entity Certification

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by __________________________________, a __________________________ (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    Transferor's U.S. employer identification number is _______________; and

3.    Transferor's office address is
       Hines Office Company, L.L.C.
       2800 Post Oak Boulevard
       Houston, Texas 77056

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.

TRANSFEROR:

_______________________________,

a ________________________

By:________________________________
Name:__________________________
Title:___________________________

EXHIBIT J

CITY ESTOPPEL CERTIFICATE

_______________, 2004

Maguire Properties, L.P.
333 South Grand Avenue, Suite 400
Los Angeles, CA 90071

Ladies and Gentlemen:

The undersigned, the City of Santa Monica, a municipal corporation organized and existing pursuant to the laws of the State of California and the Charter of the City of Santa Monica (“City”), as a party to that certain Development Agreement dated for reference purposes October 28, 2004 (the “Development Agreement”) between the City and Lantana North Hines Development, LLC (the “Developer”), does hereby state, declare, represent and warrant as follows:

1.    The copy of the Development Agreement attached hereto as Exhibit A is a true and correct copy of the Development Agreement, and the Development Agreement is in full force and effect and has not been amended, supplemented or changed.

2.    To the knowledge of the City, no Default (as defined in the Development Agreement) or claimed Default on the part of the Developer exists under the Development Agreement, and to the knowledge of City, no event has occurred or failed to occur which, with the passage of time or the giving of notice, or both, would constitute a Default by Developer under the Development Agreement.

3.    The assignment of the Developer’s interest in the Development Agreement to Purchaser (as defined in Paragraph 4 below) in connection with a transfer of the Property (as defined in Paragraph 4 below) to Purchaser as “Property Transferee” (as defined in Section 13.1.2 of the Development Agreement) is permitted under the Development Agreement as long as Developer and Purchaser comply with the provisions of Article 13 of the Development Agreement.

4.    The undersigned understands and acknowledges that it is delivering this estoppel certificate in connection with the proposed acquisition by you or your affiliate (“Purchaser”) of the real property described in Exhibit A attached to the Development Agreement (the “Property”) and the associated assignment by Developer to Purchaser of the Developer’s right, title and interest in the Development Agreement, and that you are relying upon the representations and warranties contained herein in the consummation of such acquisition and the acceptance of such assignment.

CITY OF SANTA MONICA, a municipal corporation

By:
Name:
ATTEST:
__________________________ _______
Maria Stewart, City Clerk

APPROVED AS TO FORM:

By: _______________________________
Marsha Jones Moutrie, City Attorney

EXHIBIT A

TO THE CITY ESTOPPEL CERTIFICATE

Copy of Development Agreement

EXHIBIT K

CONSENT TO ASSIGNMENT

The parties to this Consent to Assignment ("Agreement") are:

LANDLORD:	LOS ANGELES COUNTY METROPOLITAN TRANSPORTATION AUTHORITY

ASSIGNOR:	Name
Corporate Status

ASSIGNEE:	Name
Corporate Status

RECITALS

Tenant/Assignor ("Assignor") is the Tenant under that certain lease with Landlord dated [DATE ORIGINAL LEASE SIGNED], known to Landlord as Contract No. [FILE NUMBER] relating to the use by Tenant of a portion of Landlord's property (the "Premises") located at [LOCATION, INCL. CITY], which lease, together with any and all modifications, supplements and amendments thereto, whether or not referred to above, is hereinafter called "Original Lease", and is attached hereto as Exhibit "A" and incorporated herein by reference; and

Assignor has agreed to the assignment to Assignee of all of the interest of Assignor in Original Lease for use by Assignee exclusively for the purpose of [USE OF PREMISES BY ASSIGNEE], such agreement, however, being subject to the consent of Landlord as required by Original Lease; and

Assignor and Assignee hereby seek Landlord's consent to such assignment, and in consideration therefor, agree to the terms and conditions set forth herein.

NOW, THEREFORE, Landlord, Assignor and Assignee, for valid consideration hereby acknowledged and received, do hereby agree as follows:

1. Consent to Assignment. Landlord hereby consents to the assignment by Assignor to Assignee of all of Assignor's interest in Original Lease. As part consideration for Landlord's consent, Assignor shall pay to Landlord the sum of Five Hundred and no/100 Dollars ($500.00).

2. Further Assignment. The parties hereto acknowledge and agree that Assignee shall not be permitted to further assign the Original Lease or any right or interest therein, nor sublet the Premises, or any portion thereof, without the prior written consent of the Landlord in each instance, which shall not be unreasonably withheld or delayed.

3. Acknowledgment. Landlord hereby represents and warrants to Assignee that as of the date hereof, (a) the Original Lease has not been terminated by either Assignor or Landlord and the Original Lease is in full force and effect; and (b) to the best of Landlord's knowledge (i) except as included in the Original Lease attached hereto, there are no modifications, amendments, consents, arrangements, agreements or understandings, either oral or written, which modify, amend, or supplement the terms of the Original Lease; and (ii) Assignor is not in default under or in breach of the Original Lease, nor are there any events which, with the mere passage of time, would constitute a default or breach thereunder.

4. Lease. Nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Original Lease except as may be expressly provided herein.

5. Indemnity. Assignee shall indemnify, defend and hold Assignor and Landlord, and their respective directors, officers, employees, partners, shareholders, agents, contractors, successors and assigns (collectively, the "Indemnified Parties"), harmless from and against any liability, claim, demand, cause of action, loss, expenses or costs (including, without limitation, attorneys' fees) (collectively, "Liabilities"), suffered or incurred by Assignor and/or Landlord by reason of any breach by Assignee from and after the effective date hereof of any of Assignee's obligations under the Original Lease. Assignor shall indemnify, defend and hold Assignee and Landlord, and their respective Indemnified Parties, harmless from and against any Liabilities suffered or incurred by Assignee and/or Landlord by reason of any breach by Assignor of any of Assignor's obligations under the Original Lease. Assignor and Assignee, jointly and severally, shall indemnify, defend and hold Landlord and its Indemnified Parties harmless from and against any Liabilities suffered or incurred by Landlord by reason of, or in any way related to, any contract, understanding or other agreement, whether oral or written, other than the Original Lease, that has been or shall be entered into by and between Assignor and Assignee relating to the Premises, and Assignor and Assignee agree that Landlord shall have no obligations or liabilities whatsoever with respect to any such contract, understanding or other agreement.

6. Assignee's Obligations. Assignee hereby accepts said assignment and assumes and agrees to observe and discharge all of the covenants, terms and conditions of Original Lease.

7. Termination for Public Project. Assignor and Assignee hereby expressly recognizes and agrees that the Premises are located on MTA property that may be developed for public projects and programs which may be implemented by MTA or other public agencies, such as, but not limited to: rail and bus transitways, bikeways, walkways, beautification projects and other public uses (collectively “Project”), and that Assignor and Assignee’s use of the Premises under this License is an interim use. Accordingly, as a condition to entering into this Lease/License, MTA expressly reserves the right to terminate the License for any public Project. Assignor and Assignee expressly acknowledges and agrees that: (1) MTA may terminate this license for any public project;(2) Assignor and Assignee will NOT oppose any Project when planned or implemented on or adjacent to the Premises; and (3) in the event MTA terminates this Lease/License and requires Assignor and Assignee to vacate the Premises for any public Project, Assignor and Assignee (a) shall not be entitled to receive any relocation assistance, moving expenses, goodwill or other payments under the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, as amended, 42 U.S.C. §4601 et seq. and/or the California Relocation Assistance Law, as amended, California Government Code §7260 et seq;

and (b) shall not be entitled to any compensation under the eminent domain law, as a result of such termination and vacation of the Premises.

8. Future Need of Lease Property. If MTA shall at any time, or from time to time, so require by written notice thereof to Tenant based on the need of MTA, in its sole discretion, for the Lease Property for its public purposes Tenant shall reconstruct, alter, make changes as required by MTA, relocate or remove its Facility at Tenant’s sole cost and expense.

9. Subordinate Rights. This Agreement is subject and subordinate to the prior and continuing right and obligation of MTA, its successors and assigns, to use the MTA Property or any portion thereof in the exercise of its powers and in the performance of its duties, including those as a public transportation body. Accordingly, there is reserved and retained unto MTA, its successors, assigns and permittees, the right to construct, reconstruct, operate, maintain, use and/or relocate existing and future rail tracks, facilities and appurtenances and existing and future transportation, communication, pipeline and other facilities and appurtenances in, upon, over, under, across and along the MTA Property or any portion thereof, and in connection therewith the right to grant and convey to others, rights and interests to the MTA Property or any portion thereof. This Agreement is subject to all licenses, leases, easements, reservations, restrictions, conditions, covenants, encumbrances, liens, claims and other matters of title ("title exceptions") which may affect the Property now or hereafter, and this Agreement is executed and delivered by MTA without any warranty of title, express or implied, and the words "grant' or "convey' as used herein shall not be construed as a warranty of title or as a covenant against the existence of any such title exceptions

10. Notices. Assignee hereby acknowledges that its address for the receipt of any notice or document required or permitted to be delivered under the Assignment or this Agreement is:

[ASSIGNEE'S ADDRESS]

11. Effective Date. This Agreement shall be effective as of [ASSIGNMENT EFFECTIVE DATE]

IN WITNESS WHEREOF, the parties have executed this Agreement in triplicate as of this ________ day of ________________________, 20 .

"LANDLORD"

LOS ANGELES COUNTY
METROPOLITAN TRANSPORTATION AUTHORITY

By: __________________________________________
Name: Velma C. Marshall
Title: Director of Real Estate

"ASSIGNOR"

[ASSIGNOR'S FULL NAME]

By: __________________________________________
Name: [SIGNATORY'S NAME, IF AVAILABLE]
Title: [SIGNATORY'S TITLE, IF AVAILABLE]

"ASSIGNEE"

[ASSIGNEE'S FULL NAME]

By: __________________________________________
Name: [SIGNATORY'S NAME, IF AVAILABLE]
Title: [SIGNATORY'S TITLE, IF AVAILABLE]

EXHIBIT A

to

CONSENT TO ASSIGNMENT

LEASE